UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification No.)
or organization)

350 Park Avenue, 20th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  On May 21, 2015, MFA Financial, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders approved the Company’s Equity Compensation Plan (the “Equity Compensation Plan”), which amends and restates the Company’s 2010 Equity Compensation Plan.  The Board of Directors (the “Board”), upon the recommendation of its Compensation Committee, originally adopted the Equity Compensation Plan on March 4, 2015.  The Equity Compensation Plan had been approved by the Board subject to, and became effective upon, the approval of the Company’s stockholders at the Annual Meeting.

The Equity Compensation Plan is intended to provide incentives to key officers and employees and directors of the Company and others expected to provide significant services to the Company and its subsidiaries to encourage a proprietary interest in the Company, to retain current employees and attract new employees to the Company and to provide additional incentives to others to increase their efforts in providing significant services to the Company and its subsidiaries.

A description of the material terms of the Equity Compensation Plan is included in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 8, 2015 under the heading “4.  Approval of the MFA Financial, Inc. Equity Compensation Plan” and is incorporated herein by reference.  A copy of the Equity Compensation Plan, which is attached to the Proxy Statement as Appendix A, is also filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held for the purpose of:  (i) electing two Class II directors to serve on the Board until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify; (ii) considering and voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (iii) considering and voting on an advisory (non-binding) resolution to approve the Company’s executive compensation and (iv) as indicated above in Item 5.02, of this Form 8-K, considering and voting on a proposal to approve the Equity Compensation Plan.

As disclosed in the Proxy Statement, as of March 27, 2015 (the record date for stockholders of the Company entitled to notice of and to vote at the Annual Meeting), the Company had issued and outstanding 370,364,193 shares of common stock, each of which was entitled to one vote at the Annual Meeting.  A quorum of 338,598,483 shares of common stock of the Company, which represented approximately 91.42% of the issued and outstanding shares common stock, was present in person or by proxy at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The two nominees for election to the Board were elected to serve on the Board until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify, based on the following votes:

Name of Class II				Broker
Nominee	For	Against	Abstain	Non-Votes

Robin Josephs	283,400,608	4,179,934	1,165,877	49,852,064

George H. Krauss	284,582,089	2,973,725	1,190,605	49,852,064

As indicated above, each of the nominees for director received over a majority of votes cast on a per director basis and therefore has been duly elected to serve as a Class II director of the Company.

Proposal 2.  The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, was approved, based on the following votes:

For	Against	Abstentions

334,179,191	1,1720,627	2,698,665

Proposal 3.  The proposal to consider, on an advisory (non-binding) basis, the Company’s executive compensation was approved, based on the following votes:

For	Against	Abstentions	Broker Non-Votes

278,027,594	8,697,034	2,021,791	49,852,064

Proposal 4.  The proposal to approve the Company’s Equity Compensation Plan, which amends and restates the Company’s 2010 Equity Compensation Plan, was approved, based on the following votes:

For	Against	Abstentions	Broker Non-Votes

277,012,892	9,671,992	2,061,535	49,852,064

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1                        MFA Financial, Inc. Equity Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFA FINANCIAL, INC.
(REGISTRANT)

	By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and
General Counsel

Date: May 22, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	MFA Financial, Inc. Equity Compensation Plan